Exhibit 23.8 - Consent of Experts


BECKSTEAD AND WATTS, LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
                                                         3340 Wynn Road, Ste. B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)


March 4, 2003


To Whom It May Concern:

The firm of Beckstead and Watts, LLP, consents to the inclusion of our report of January 31, 2002 for the Financial Statements of Sosa, Inc. for as of December 31, 2002, and the related Statement of Operations, Stockholders' Equity, and Cash Flows for the year then ended and for the period March 29, 2000 (Date of Inception) to December 31, 2002.

We hereby consent to the incorporation by reference of said reports of Sosa, Inc. on Amendment No. 10 to Form SB-2 (File No. 333-48566).

Signed,

Beckstead and Watts, LLP

/s/ G. Brad Beckstead
--------------------------
    G. Brad Beckstead, CPA

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